                                                                    EXHIBIT 10.3

                 ASSIGNMENT, RESEARCH AND DEVELOPMENT AGREEMENT

     THIS AGREEMENT is entered into as of the 30th day of August, 2000 (the "Effective Date") by and among IPG Photonics Corporation, a Delaware corporation ("Photonics"), IPG Laser GmbH, a German corporation ("Laser") and IPG Fibertech S.R.L., an Italian corporation ("Fibertech") (collectively, the Developers") and NTO "IRE-POLUS", a Russian Corporation ("Contractor") (each, a "Party" and collectively, the "Parties").

                                    RECITALS
                                    --------

     WHEREAS, the Developers desire to engage Contractor to assist in the development of the Developed Technology and Intellectual Property;

     WHEREAS, Contractor has the expertise and facilities to undertake such development work, and is willing to undertake such work.

     NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter set forth, the Parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     For purposes of this Agreement, the following definitions shall apply to the terms set forth herein:

     1.1 Contracts.  "Contracts" shall mean those contracts listed on Exhibit E
         ----------
attached hereto between Contractor and Laser pursuant to which Laser purchased certain products or goods and/or research and development services or other services and an irrevocable, exclusive, royalty-free, unconditional, worldwide right to use all intellectual property rights relating to such products and services. Such Contracts constitute all of the agreements and understandings between Contractor and Laser for the development of Intellectual Property.

     1.2 Developed Technology. "Developed Technology" shall mean the property
         --------------------
listed in Exhibit A to this Agreement.

     1.3 Development Costs.  "Development Costs" shall mean the Contractor's
         -----------------
direct and indirect costs as set forth in Exhibit C to this Agreement.

     1.4 Development Plan. "Development Plan" shall mean the written strategy
         ----------------
for development of a Project, including, without limitation, the nature and timing of research, and other appropriate matters, which shall be agreed on by Developers and Contractor.

     1.5 Improvements.  "Improvements" shall mean any findings, discoveries,
         ------------
inventions, derivative works, additions, modifications, formulations, or changes made by either Developers or Contractor during the term of this Agreement that relate to the Developed Technology, Intellectual Property or any Product.

     1.6  Intellectual Property. "Intellectual Property" shall mean the property
          ---------------------
listed in Exhibit A to this Agreement.

     1.7  Product. "Product" shall mean the property listed in Exhibit A to this
          -------
Agreement.

     1.8  Project or Projects.  "Project" or "Projects" shall mean the research
          -------------------
project(s) listed from time-to-time in Exhibit D to this Agreement.

     1.9  Related Party. "Related Party" shall mean any legal entity directly or
          -------------
indirectly controlled by, controlling, or under common control with the Developers .

     1.10 Third Party or Third Parties. "Third Party" or "Third Parties" shall
          ----------------------------
mean any entity other than a party to this Agreement.

     1.11 Year. "Year" shall mean the twelve-month period ending on December 31
          ----
or such other annual accounting period as may be adopted by the Parties.

                                   ARTICLE 2
                           PROJECTS AND COMPENSATION

     2.1  Initiation.  Contractor shall promptly undertake each Project once the
          -----------
Development Plan for such Project has been agreed upon by the Developers and Contractor.

     2.2  Reports. Contractor shall provide monthly reports to the Developers on
          -------
the progress that has been made with respect to the Project(s) (the "Report"). Each Report shall be submitted no later than fifteen (15) days following the end of each month and shall have such form and substance as shall be specified by Developers .

     2.3  Payment by Developers. Each Report shall identify the Development
          ---------------------
Costs that have been incurred by Contractor with respect to each Project during the period covered by such Report, including a corporate overhead fee equal to ten (10) percent of such costs. Developers shall pay Contractor the amount of such costs within thirty (30) days following receipt by Developers of each Report.

     2.4  Access to Project. Developers shall have the right at their expense to
          -----------------
have their employees or agents inspect during normal business hours the facilities wherein the Project(s) is being conducted, including, without limitation, books and records relating to the Development Costs and the research materials that are compiled by the professional staff of Contractor.

     2.5  Exclusivity.  The Contractor shall not perform services involving the
          -----------
development of Intellectual Property for any person, firm or corporation other than the Developers.

                                   ARTICLE 3
                  GRANT OF RIGHT TO USE INTELLECTUAL PROPERTY

     3.1 Grant by Developer. Developers grant to Contractor the limited
         ------------------
nonexclusive right to use, develop, and enjoy the Intellectual Property solely for the purpose of completing the Project(s), subject to the terms and conditions of this Agreement. Such limited license and right shall terminate automatically upon termination of a Development Plan or this Agreement.

     3.2 No Further Transfer. Contractor shall not assign, sublicense, make
         -------------------
available, or otherwise transfer or disclose any right to use, develop, or otherwise enjoy the Intellectual Property without the express written consent of Developer.

     3.3 Limited Uses by Contractor. Notwithstanding anything to the contrary
         --------------------------
herein, Contractor shall have the limited, non-exclusive right to use the Technology (as defined below), Developed Technology, Intellectual Property and Improvements in connection with the Contractor's manufacture, marketing, sale and use of (a) Products in the countries that comprised the former Union of Soviet Socialist Republics for use in those countries, and (b) unless unanimously agreed to by Photonics' Board of Directors, other products and services (i) not involving telecommunications; (ii) not related to projects undertaken for Developer currently and in the future; and (iii) not related to the Developer's current and future business.

                                   ARTICLE 4
                  EXCHANGE OF INFORMATION AND CONFIDENTIALITY

     4.1 Intellectual Property. During the term of this Agreement, Developers
         ---------------------
shall disclose to Contractor such of their Intellectual Property as Contractor reasonably needs to complete the Project.

     4.2 Improvements. During the term of this Agreement, each Party shall
         ------------
promptly inform the other party of any information that it obtains or develops regarding Improvements.

     4.3 Confidentiality. During the Term of this Agreement, and for a period of
         ---------------
ten (10) years from the date of expiration or termination of this Agreement, Contractor shall treat this Agreement, Intellectual Property, Developed Technology, Products, Improvements, and all information, data, reports, and other records that it receives from Developers as secret, confidential, and proprietary ("Confidential Information"), and shall not disclose or use such Information without the prior written consent of the Developers except as provided in this Agreement. Contractor shall develop and implement such procedures as may be required to prevent the intentional or negligent disclosure to Third Parties of Confidential Information communicated to Contractor and its employees and agents by Developers, including, but not limited to, requiring each of its employees and agents having access to such information under this Agreement to enter into an appropriate nondisclosure agreement with Contractor for the benefit of the Developers.

     4.4 Nothing in this Agreement shall prevent the disclosure by Contractor or its employees and agents of Confidential Information that:

         (a) Prior to the transmittal thereof to Contractor was of general public knowledge;

         (b) Becomes, subsequent to the time of transmittal to Contractor, a matter of general public knowledge otherwise than as a consequence of a breach by Contractor of any obligation under this Agreement;

         (c)   Is made public by Developers;

         (d) Was in the possession of Contractor in documentary form prior to the time of disclosure thereof to Contractor by Developers, and is held by Contractor free of any obligation of confidence to Developers or any Third Party; or

         (e) Is received in good faith from a Third Party having the right to disclose it, who, to the best of Contractor's knowledge, did not obtain such information from Developers and who imposes no obligation of secrecy on Contractor with respect to such information.

                                   ARTICLE 5
                                   OWNERSHIP

     5.1 Intellectual Property Ownership. Contractor acknowledges Developers'
         -------------------------------
exclusive right, title, and interest in and to the Developed Technology; Improvements and Intellectual Property. Contractor shall not itself, nor shall it permit its employees and agents, to at any time do or cause to be done, or fail to do or cause to be done, any act or thing, directly or indirectly, contesting or in any way impairing Developer's right, title, or interest in the Developed Technology, Improvements and Intellectual Property. Every use of any Developed Technology, Improvements and Intellectual Property by Contractor shall inure to the benefit of Developers.

     5.2 Ownership of Rights. Photonics, on behalf of Developers shall at all
         --------------------
times, during or after the term of this Agreement, be the sole owner of all rights relating to or emanating from Intellectual Property, Developed Technology, Improvements, or other matters developed in, or related to, a Project. All such works shall belong exclusively to Photonics, with Photonics having the right to obtain and to hold in its own name, copyright registrations, patents and such other intellectual property protection as may be appropriate to the subject matter, and any extensions and renewals thereof. All works of Contractor, its employees and agents, subject to or protectable under copyright laws of any country shall, to the fullest extent possible, be works made for hire. To the extent such works do not qualify as works made for hire, Contractor hereby sells, assigns and transfers to Photonics and shall sell, assign and transfer to Photonics, on behalf of Developers, all of its right, title and interest in such works including all moral rights where permitted by law and all rights of renewal and the right to sue and recover for infringement or misappropriation or unfair competition related to such works. Contractor agrees to give Photonics, and any person designated by Photonics, reasonable assistance, at Photonics' expense, required to perfect the rights defined in this Section, including, but not limited to, executing and delivering all documents requested by Photonics in connection therewith. Unless otherwise directed by Photonics, upon the completion of the Services or upon the earlier termination of the engagement, Contractor shall immediately turn over to Photonics all such works as well as all materials and deliverables developed, including, but not limited to, working papers, descriptions, reports, notes and data. All such works shall bear Photonics' copyright and trade secret notices, as specified by Photonics. No rights to such works shall remain with Contractor.


                                   ARTICLE 5A
                                   ASSIGNMENT

     5A.1 For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Contractor hereby confirms, acknowledges and agrees with Laser that it hereby conveys and assigns to Laser, its successors and assigns, the entire right, title and interest, including any and all intellectual property rights therein or relating thereto, in and to the (a) any and all goods, products or services described in each Contract and (b) the technology, processes and know how relating to such goods, products or services (collectively, the "Technology").

     5A.2 Neither Contractor nor any of its officers, directors, employees or affiliates, will at any time reveal to any person or entity any of the trade secrets or confidential information relating to the goods, products, or services described in each Contract or the Technology without the prior written consent of Laser, and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to cause loss whether directly or indirectly to Laser.

                                   ARTICLE 6
                             TERM AND TERMINATION

     6.1   Term. This Agreement shall remain in effect, unless sooner terminated
           ----
by mutual consent of the Parties, until the termination of the last Project agreed on by the Parties.

     6.2   Termination. Either Developers or Contractor shall have the right to
           -----------
terminate this Agreement at any time, by giving written notice to the Party in default on the occurrence of any of the following events:

          (a) A Party fails or neglects to perform covenants or provisions of this Agreement if such default is not corrected within sixty (60) days after receiving written notice from the other Party with respect to such default;

          (b) Any act, determination, filing, judgment, declaration, notice, appointment of receiver or trustee, failure to pay debts, or other events under any law applicable to a Party indicating the insolvency or bankruptcy of such Party;

          (c) The taking of any extraordinary governmental action, including, without limitation, seizure or nationalization of assets, stock, or other property relating to a Party; or

          (d) Any other event that shall cause Developers to have concern about the solvency, stability and/or freedom of Contractor from governmental seizure or interference.

     6.3 Termination by Developer. A Developer may terminate this Agreement at
         ------------------------
any time by providing thirty (30) days prior written notice to Contractor of such termination.

     6.4 Rights and Duties on Termination. On termination of this Agreement,
         --------------------------------
Contractor shall return to Developers all Intellectual Property, Improvements, and any and all Confidential Information disclosed to it by Developers in its possession and all such items, and all Improvements shall be the exclusive property of Developers.

     6.5 Survival. Termination of this Agreement by either Party pursuant to the
         --------
provisions of this Article 6 shall terminate each Party's obligations under this Agreement except for the provisions of Articles 4, 5, 5A, 7 and Section 8.10, all of which shall survive the termination of this Agreement.

                                   ARTICLE 7
                                INDEMNIFICATION

     Contractor shall hold Developers harmless and shall indemnify Developers from and against any loss, cost, or expense, including reasonable attorneys' fees, related to any act or omission in connection with the performance or nonperformance of its duties under the terms of this Agreement or any breach of any representation and warranty made by Contractor in this Agreement.

                                   ARTICLE 8
                           MISCELLANEOUS PROVISIONS

     8.1 Notices. Any and all notices, elections, offers, acceptances, and
         -------
demands permitted or required to be made under this Agreement shall be in writing, signed by the Party giving such notice, election, offer, acceptance, or demand and shall be delivered personally, or sent by registered or certified mail, to the Party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

     8.2 Force Majeure. If the performance of any part of this Agreement by any
         -------------
Party, or of any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

     8.3 Successors and Assigns. This Agreement shall be binding on and shall
         ----------------------
inure to the benefit of the Parties and any Related Party, their respective successors and assigns, and each Party agrees, to execute any instruments that may be necessary or appropriate to carry out and execute the purpose and intentions of this Agreement and hereby authorizes and directs its successors and assigns to execute any and all such instruments. Each and every successor in interest to any Party, whether such successor acquires such interest by way of gift, devise, assignment, purchase, conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement. The rights of the Parties, and their successors in interest, as among themselves and shall be governed by the terms of this Agreement, and the right of any Party, or successor in interest to assign, sell, or otherwise transfer or deal with its interests under this Agreement shall be subject to the limitations and restrictions of this Agreement.

     8.4 Amendment. No change, modification, or amendment of this Agreement
         ---------
shall be valid or binding on the Parties unless such change or modification shall be in writing signed by the Party or Parties against whom the same is sought to be enforced.

     8.5 Remedies Cumulative. The remedies of the Parties under this Agreement
         -------------------
are cumulative and shall not exclude any other remedies to which the Party may be lawfully entitled.

     8.6 Further Assurances. Each Party hereby covenants and agrees that it
         ------------------
shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

     8.7 Specific Performance. The Parties acknowledge that they will be damaged
         --------------------
if this Agreement is not specifically enforced. Therefore, in the event of a breach by any party of any provision of this Agreement, the other parties shall be entitled, in addition to all other rights or remedies available to them, to injunctions restraining such breach, without being required to post any bond or other security, and/or to a decree for specific performance of the provisions of this Agreement.

     8.8  No Waiver. The failure of any Party to insist on strict performance of
          ---------
a covenant hereunder or of any obligation hereunder shall not be a waiver of such Party's right to demand strict compliance therewith in the future, nor shall the same be construed as a breach of this Agreement.

     8.9  Integration. This Agreement constitutes the full and complete
          ------------
agreement of the Parties with respect to the subject matter hereof.

     8.10 Counterparts. This Agreement may be executed in multiple copies, each
          ------------
of which shall for all purposes constitute one and the same agreement, binding on the Parties, and each Party hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

     8.11 Governing Law/Jurisdiction. This Agreement shall be construed and
          --------------------------
enforced in accordance with and governed by the laws of the State of New York (without giving effect to principles of conflicts of law). All actions and proceedings arising out of or relative to this Agreement shall be heard and determined in a Massachusetts state or federal court sitting in the City of Boston. The parties hereby irrevocably submit to the exclusive jurisdiction of any Massachusetts state or federal court sitting in the City of Boston in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or federal court. The parties hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR PASSED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. This Agreement will not be governed by the United Nations Convention of Contracts for the International Sale of Goods, the application of which is hereby expressly excluded.

     8.12 Severability. In the event any provision, clause, sentence, phrase, or
          ------------
word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.



                            [Signature Pages Follow]

       The Parties, intending to be legally bound, have signed this Agreement as of the Effective Date.


                              IPG PHOTONICS CORPORATION

                              By: /s/ Peter Verghese Mammen
                                  -------------------------------------

                              Printed Name: Peter Verghese Mammen

                              Title: Treasurer

                              Date:      8-30-00
                                   ------------------------------------

                              IPG LASER GMBH

                              By: /s/ Dr. Valentin Gapontsev
                                  -------------------------------------

                              Printed Name: Dr Valentin Gapontsev

                              Title: Gerschaftsfuhurer

                              Date:      8-30-00
                                   ------------------------------------

      [Signature Page to Assignment, Research and Development Agreement]

                              IPG FIBERTECH S.R.L.

                              By: /s/ Dr. Valentin Gapontsev
                                  -------------------------------------

                              Printed Name: Dr Valentin Gapontsev

                              Title: Director

                              Date:   8-30-00
                                   ------------------------------------

                              NTO-IPG CO.

                              By: /s/ Dr. Valentin Gapontsev
                                  --------------------------------------

                              Printed Name: Dr Valentin Gapontsev

                              Title: General Director

                              Date:   8-30-00
                                   -------------------------------------



       [Signature Page to Assignment, Research and Development Agreement]

                                                                       EXHIBIT A

                             INTELLECTUAL PROPERTY

     Intellectual Property shall mean all technology, processes, inventions, trade secrets, know-how, information, specifications, designs, manufacturing techniques and descriptions, relating to or incorporated in the Products, in whole or in part, and all intellectual property rights therein, including, without limitation, all copyrights, all valid claims under patents (including patent applications, continuations, divisions, renewals and extensions), trademarks, trade names, and service marks.


                              DEVELOPED TECHNOLOGY

     Developed Technology shall include but not be limited to any and all Intellectual Property incorporated in or relating to the Products, as developed by the Developers, in whole or in part, in connection with or as a result of the Research Program conducted under a Cost Sharing Agreement to be executed by the Parties in the near future.


                                    PRODUCTS

     "Products" shall mean and include fiber amplifiers, fiber lasers, and all other associated products developed, marketed, sold by the parties before or after the Effective Date, including all modifications, enhancements, improvements, derivative works, versions and subsequent generations of each such Product, and all options and accessories thereto.

                                                                       EXHIBIT B

                            CALCULATION COMPENSATION

     Except as otherwise agreed to by the Parties from time to time, Developers shall compensate Contractor for its Research and Development Costs under this Agreement, in accordance with the following:

     a. Developers shall reimburse Contractor for direct costs that can be directly identified with a Project (see Exhibit C attached hereto). Specifically excluded from Research and Development costs will be non-operating expenses (e.g., foreign exchange gain (loss) and interest expense), extraordinary income (loss) and any tax, excise or governmental charge.

     b. Developers shall reimburse Contractor for indirect costs that can be allocated to a specific Project (see Exhibit C attached hereto). Specifically excluded from Research and Development costs will be non-operating expenses (e.g., foreign exchange gain (loss) and interest expense), extraordinary income (loss) and any tax, excise or governmental charge.

     c. In addition to reimbursement of costs under a. and b. above, Developers shall pay Contractor a mark-up for research and development work of 10% of such direct and indirect costs, exclusive of the costs charged to Contractor by third parties for the performance of services related to research and development.

     d. For purposes of estimating costs on a quarterly basis, Contractor shall use actual costs from the previous quarter. For purposes of determining costs, Contractor's internal accounting system or such other comparable system as Contractor may use to gather costs shall be used.

                                                                       EXHIBIT C

                     RESEARCH AND DEVELOPMENT DIRECT COSTS

     The following is a list of the types of expenses which are considered as "direct" in Exhibit B attached hereto and will be billable to Developers when they can be directly allocated to Developers' Project(s):

     a. Salaries and fringe benefits of people working directly on Developers projects
     b. Salaries and fringe benefits of people managing and supporting only those working directly on Developers projects
     c.   Collaborative research agreement payments
     d.   Payment for third party consulting services
     e. Hiring expenses for people who will work predominantly on Developers projects
     f.   Milestone payments to third parties
     g.   Project travel, entertainment and related expenses
     h. Repairs and maintenance of capital equipment purchased exclusively for Developers projects
     i. Capital equipment depreciation purchased exclusively for Developers projects
     j.   Miscellaneous project expenses
     k.   Regulatory and filing fees
     l.   Telephone and communications
     m. Patent, trademark and copyright amortization expenses, including legal and filing fees
     n.   Software used predominantly in connection with Developers Projects

                    RESEARCH AND DEVELOPMENT INDIRECT COSTS

     The following is a list of the types of expenses which are considered as "indirect" in Exhibit B herein and will be billable to Developers when they can be allocated to Developers' Projects(s):

     a.   Payment for Contractor' functions (non-R&D) which provide services
     b.   General supplies
     c.   General Information Systems and communications support
     d.   General equipment depreciation
     e.   General facilities depreciation, utilities, rent
     f.   Miscellaneous indirect expenses
     g.   Miscellaneous general and administrative expenses

                                                                       EXHIBIT D

                                    PROJECTS

                                                                       EXHIBIT E

                                   CONTRACTS

Frame Agreement between IPG Laser GmbH, IPG Laser Components GmbH and IRE-POLUS Co. dated September 15, 1995.

Special Cooperation Agreement, dated November 3, 1995, by and between, IPG Laser Components GmbH and IRE-POLUS T.O.O.

Special Cooperation Agreement No. IPG-K-951113, by and between, IPG Laser Components GmbH and IRE-POLUS T.O.O.

Research & Development Contract No. IPGC/P-60301-2, dated March 1, 1996, under the Frame Agreement between IPG Laser GmbH, IPG Laser Components GmbH and IRE-POLUS Co. dated September 15, 1995.

Research & Development Contract No. IPG/PO-60409, dated April 9, 1996, under the Frame Agreement between IPG Laser GmbH, IPG Laser Components GmbH and IRE-POLUS Co. dated September 15, 1995.

Research & Development Contract No. IPG/PO-60511, dated May 11, 1996, under the Frame Agreement between IPG Laser GmbH, IPG Laser Components GmbH and IRE-POLUS Co. dated September 15, 1995.

Research & Development Contract No. IPG/PO-60817, dated August 17, 1996, under the Frame Agreement between IPG Laser GmbH, IPG Laser Components GmbH and IRE-POLUS Co. dated September 15, 1995.

Contract No. IPG/PO-61212, dated December 12, 1996, under the Frame Agreement between IPG Laser GmbH, IPG Laser Components GmbH and IRE-POLUS Co. dated September 15, 1995.

Contract No. IPG/PO-70405, dated March 5, 1997, under the Frame Agreement between IPG Laser GmbH, IPG Laser Components GmbH and IRE-POLUS Co. dated September 15, 1995.

Contract No. IPG/PO-80901, dated September 1, 1998, by and between IPG Laser GmbH and NTO "IRE-POLUS".

Contract No. 276/18003536/004a, dated January 4, 2000, between IPG Laser GmbH and NTO "IRE-POLUS".